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                                                                   Exhibit 10.38
                              EMPLOYMENT AGREEMENT


     AGREEMENT, dated October 6, 1997, by and among Summit Medical Systems, Incorporated, a Minnesota corporation (the "Company"), and Barbara A. Cannon, an individual resident of the State of Tennessee ("Executive").

     WHEREAS, Executive has not heretofore been employed as an executive officer of the Company; and

     WHEREAS, the Company desires to retain the services of Executive, and Executive desires to be employed by the Company, on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the respective covenants and commitments of the Company and Executive set forth below, the Company and Executive hereby agree as follows:

     1. EMPLOYMENT. The Company hereby employs Executive, and Executive accepts such employment and agrees to perform services for the Company, for the period and upon the other terms and conditions set forth in this Agreement. Except as expressly provided herein, termination of this Agreement by either party or by mutual agreement shall also terminate Executive's employment by the Company.

     2. TERM. Unless terminated at an earlier date in accordance with Section 9 of this Agreement, the term of Executive's employment hereunder shall commence on the date hereof and shall extend for a continuous period until two years from the date hereof. Thereafter, on each anniversary date of this Agreement, the term of Executive's employment shall be automatically extended for one additional year unless Executive or the Company objects to such extension by written notice to the other party at least 90 days prior to the expiration of the initial term of this Agreement or any extensions thereof, in which case no further automatic extensions shall occur.


     3. POSITION AND DUTIES.

     3.01 SERVICE WITH COMPANY. During the term of this Agreement, Executive agrees to serve as President and Chief Executive Officer of the Company and to perform such duties, consistent with the position of President and Chief Executive Officer of the Company, as the Board of Directors of the Company (the "Board") shall assign to her from time to time. Executive shall have the power and authority of Chief Executive Officer of the Company to the full extent provided by Minnesota law, subject to the authority of the Board to modify Executive's power and authority.
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     3.02 PERFORMANCE OF DUTIES. Executive agrees to serve the Company faithfully and to the best of her ability and to devote her full time, attention and efforts to the business and affairs of the Company during the term of her employment. Executive hereby confirms that she is under no contractual commitments inconsistent with her obligations set forth in this Agreement and that, during the term of her employment, she will not render or perform any services for any other corporation, firm, entity or person which are inconsistent with the provisions of this Agreement or which would otherwise impair her ability to perform her duties hereunder; provided, however, that Executive shall be entitled to continue as a director of Integrated Neurosciences Consortium, Inc. ("INC") unless and until the Board, after prior consultation with Executive and outside counsel, shall determine, in its sole discretion, that continuation by Executive as a director of INC would be inconsistent with the provisions of this Agreement or would otherwise impair her ability to perform her duties hereunder. Executive shall comply with the Company's policies and procedures; provided, that to the extent such policies and procedures are inconsistent with this Agreement, this Agreement shall control.

     3.03 BOARD MEMBERSHIP. Executive shall be elected as director of the Company by the Board. Executive agrees to serve as director for any period for which she is elected; provided, however, that Executive shall not be entitled to any additional compensation for serving as director.

     4. COMPENSATION.

     4.01 BASE SALARY. As base compensation for all services to be rendered by Executive under this Agreement during the term of this Agreement, the Company shall pay to Executive an annual salary of $195,000 to be paid in substantially equal regular periodic payments (at least monthly) in accordance with the Company's normal payroll procedures and policies.If Executive's base compensation is increased from time to time by the Board during the term of Executive's employment under this Agreement, the increased base compensation shall become Executive's base compensation for the remainder of the term of this Agreement, including any extensions thereof, subject to subsequent increases.

     4.02 INCENTIVE COMPENSATION. Executive shall be eligible to receive a bonus of up to an amount equal to 50 percent of Executive's annual base compensation in the event the Company and/or Executive achieve annual performance targets established by the Board, after consultation with Executive, prior to each fiscal year.

     4.03 OPTION. On the date Executive's employment with the Company commences, the Company shall grant Executive employee stock options to purchase 400,000 shares of Common Stock of the Company under the Company's

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1993 Stock Option Plan (the "Option Plan"), subject to the terms of a Stock
Option Agreement between the Company and Executive of even date herewith. Executive shall be eligible to receive additional grants of stock options under the Option Plan on an annual basis, as determined in the sole discretion of the Board.

     4.04 PARTICIPATION IN BENEFIT PLANS. During the term of Executive's employment by the Company, Executive shall be entitled to receive such life, disability, medical, dental and other insurance coverage (including directors and officers insurance) as is then generally being provided by the Company to its executive level employees to the extent that Executive's age, position or other factors qualify her for such benefits. Executive shall be entitled to annual paid vacation and sick leave consistent with that received by the Company's executive level employees. Executive shall be entitled to participate in such bonus, incentive compensation or stock purchase plans, subject to the terms thereof, as may be established by the Board from time to time for the Company's executive level employees. Nothing in this Agreement is intended to or shall in any way restrict the Company's right to amend, modify or terminate any of its benefit plans during the term of Executive's employment. The Company agrees to purchase a $1 million accident and death insurance policy on behalf of Executive.

     4.05 EXPENSES. In accordance with the Company's normal policies for expense verification, the Company will pay or reimburse Executive for all reasonable and necessary out-of-pocket expenses incurred by her in the performance of her duties under this Agreement, subject to the presentment of appropriate documentation.

     4.06 PURCHASE AND SALE OF SHARES.

     (a) PURCHASE AND SALE. On the date hereof, subject to the terms of this
Section 4.06, the Company agrees to sell to Executive, and Executive agrees to purchase from the Company 109,091 shares of Common Stock, $.01 par value per share, of the Company (the "Shares), held by the Company.

     (b) CLOSING. The closing for the purchase and sale of the Shares hereunder (the "Closing") shall be held at the offices of the Company, on October8, 1997, at 4:00 p.m. or at such other time or place as the Company and Executive shall mutually agree. In consideration for the Shares, at the Closing,, Executive shall pay to the Company an aggregate purchase price of $300,000 by delivery of
(i) a promissory note in the principal amount of $200,000, substantially in the form of Exhibit A hereto, and (ii) $100,000 in cash payable by wire transfer or check. At the Closing, the Company will deliver to Executive a certificate or certificates (the "Certificates") representing the Shares, registered in Executive's name.

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     (c) INVESTMENT. Executive is acquiring the Shares for investment for her own account and has no present intention of distributing or selling the Shares. Executive acknowledges that the Shares have not been registered under the Securities Act of 1993, as amended, or any state securities laws and that Executive may not resell or effect any other disposition of the Shares unless and until such time as the Shares have been registered under the Securities Act of 1993, as amended (the "Securities Act"), and registered or qualified under applicable state securities laws or until Executive has obtained an opinion of counsel that such sale or disposition is exempt from registration or qualification.

     (d) CONDITIONS. The Company's obligations to consummate the transactions under this Section 4.06 are subject to the execution and delivery by Executive of a Stock Pledge Agreement of even date herewith, between the Company and Executive, substantially in the form of Exhibit B hereto.

     (e) DISCLOSURE. The Company has fully provided Executive with all information which she has requested for deciding whether to purchase the Shares and all information which the Company believes is reasonably necessary to enable Executive to make such decision. No representation or warranty by the Company contained in this Agreement or any other agreement contemplated hereby, nor any other document, schedule, statement or certificate furnished or to be furnished to Executive pursuant hereto or in connection with the transactions contemplated hereby by the Company contains or will contain any untrue statement of a material fact or omit or will omit to state a material fact necessary to make the statements contained therein or herein not misleading in light of the circumstances under which they were made.

     (f) EXCHANGE ACT REPORTS. Prior to the execution of this Agreement, the Company has delivered to the Executive complete and accurate copies of (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1996 ("Company's 10-K Report"), as filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission (the "SEC"), (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997 (collectively, "Company's 10-Q Reports"), as filed under the Exchange Act with the SEC and (iii) the Company's proxy statement and annual reports to shareholders in connection with the most recent meeting of the Company's shareholders. As of their dates, such documents (x) did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (y) complied as to form in all material respects with applicable laws and rules and regulations of the SEC.

     (g) RULE 144. The Company shall comply with the requirements of Rule 144(c) under the Securities Act, as such rule may be amended

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from time to time (or any similar rule or regulation hereafter adopted by the
SEC), regarding the availability of current public information to the extent required to enable Executive to sell shares without registration under the Securities Act pursuant to Rule 144 (or any similar rule or regulation).

     (h) REGISTRATION. If Executive is ineligible to sell any shares pursuant to Rule 144 (or any similar rule or regulation) and Executive's employment has been terminated by the Company without "Cause" as defined hereinafter, or by Executive for "Good Reason" as defined hereinafter, at the option of Executive upon written notice duly given in accordance with this Section 4(h), the Company shall repurchase all or a portion of the Shares then held by Executive at a purchase price per share equal to the last sale price for a share of the Company's Common Stock as reported on the Nasdaq National Market on the date of the written notice. Executive shall effect such repurchase of shares by giving the Company 15 business days prior written notice, by mail to the principle executive offices of the Company, of her intent to exercise her right to have shares repurchased, the number of shares to be repurchased, and the date fixed for such repurchase (the "Repurchase Date") which shall not be earlier than 15 business days after the date of Executive's written notice. On the Repurchase Date, Executive shall deliver to the Company a certificate or certificates representing the Shares to be repurchased, duly endorsed for transfer or accompanied by duly executed stock powers endorsed in blank and the Company shall deliver to Executive the aggregate repurchase price for the Shares.

     5. CONFIDENTIAL INFORMATION. Except as permitted or directed by the Company, during the term of this Agreement or at any time thereafter, Executive shall not divulge, furnish or make accessible to anyone for use in any way (other than in connection with Executive's employment with the Company) any Confidential Information (as defined below) of the Company, its subsidiaries or any affiliate of the Company, which Executive has acquired prior to the term of this Agreement, or will acquire during the term of this Agreement, whether or not during regular working hours, in each case, whether developed by herself or by others. For purposes of this Agreement, "Confidential Information" means information that is proprietary to the Company or proprietary to others and entrusted to the Company, whether or not trade secrets. Confidential Information includes, but is not limited to, information relating to business plans and to business as conducted or anticipated to be conducted, and to past or current or anticipated products. Confidential Information also includes, without limitation, information concerning research, development, purchasing, accounting, marketing, selling and services. Executive acknowledges that Confidential Information constitutes a unique and valuable asset of the Company, its subsidiaries and any affiliates and represents a substantial investment of time and expense by the Company, its subsidiaries and any affiliates and that any disclosure or other use of Confidential Information other than for the sole benefit of the Company, its subsidiaries and any affiliates would be wrongful and would cause irreparable harm

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to the Company, its subsidiaries and any affiliates. Both during and after the term of this Agreement, Executive will not intentionally act in any manner that is reasonably likely to reduce the value of Confidential Information to the Company, its subsidiaries and any affiliates. The foregoing obligations of confidentiality shall not apply to any knowledge or information which (a) is at the time acquired by Executive, or thereafter becomes, generally available to the public other than through the act or omission of Executive, (b) has been rightfully received by the Executive from a third party without restriction on disclosure and without breach of any obligation of confidentiality to the Company, or (c) is required by court order or law to be disclosed.

     6. VENTURES. If, during the term of Executive's employment pursuant to this Agreement, Executive is engaged in or associated with the planning or implementing of any project, program or venture involving the Company and a third party or parties, all rights in such project, program or venture shall belong to the Company. Except as formally approved by the Board, Executive shall not be entitled to any interest in such project, program or venture or to any commission, finder's fee or other compensation in connection therewith other than the salary to be paid to Executive as provided in this Agreement.

     7. INTELLECTUAL PROPERTY.

     7.01 ASSIGNMENT. Executive hereby assigns and agrees to assign to the Company, to the extent such rights are not already owned by the Company, all intellectual property rights in developments relating to the business of the Company made or conceived by Executive solely or in collaboration with others during the term of her employment by the Company. Executive further agrees that all copyrightable works made by Executive for the Company shall be considered "works made for hire" for the benefit of the Company and to the extent not qualifying as "works made for hire" are hereby assigned to the Company. Executive will disclose promptly and fully to the Company all developments owned by the Company under this Agreement.

     7.02 RECORDS. Executive will keep complete and accurate accounts, notes, data and records of all developments in the manner and form requested by the Company. Such accounts, notes, data and records shall be the property of the Company, and, upon request by the Company, Executive will promptly surrender the same to it or, if not previously surrendered upon its request or otherwise, Executive will surrender the same, and all copies thereof, to the Company upon the conclusion of her employment.

     8. NONCOMPETITION AND NONSOLICITATION COVENANTS.

     8.01 AGREEMENT NOT TO COMPETE. Executive agrees that during the term of her employment by the Company and for two years thereafter (whether

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termination of employment is with or without cause, or whether it is occasioned by Executive or the Company), (the "Restricted Period") she shall not, directly or indirectly, alone or as a partner, officer, director, shareholder or employee of any other firm or entity, engage in any commercial activity in competition with any part of the Company's business as conducted during the term of this Agreement or as of the date of termination of employment or with any part of the Company's contemplated business (collectively, the "Business") with respect to which Executive has Confidential Information. Currently, the Business consists of providing healthcare information database software and systems and related consulting services, including registry services to medical device or pharmaceutical companies, and providing FDA regulatory affairs consulting and clinical trials management services.

     8.02 GEOGRAPHIC EXTENT OF COVENANT. The obligations of Executive under
Section 8.01 shall apply to all markets, domestic or foreign, in which the Company or Parent operate during the term of this Agreement.

     8.03 NONSOLICITATION; NON-HIRE AND NONINTERFERENCE. During the term of this Agreement and for the Restricted Period, Executive shall not (a)induce or attempt to induce any employee of the Company or of any subsidiary to leave the employ of the Company or such subsidiary, respectively, or in any way interfere intentionally and adversely with the relationship between any such employee and the Company or such subsidiary, (b) induce or attempt to induce any employee of the Company or of any subsidiary to work for, render services or provide advice to or supply Confidential Information of the Company or such subsidiary to any third person, firm or corporation, or(c) induce or attempt to induce any customer, supplier, licensee, licensor or other business relation of the Company or of any subsidiary to cease doing business with the Company or such subsidiary, respectively, or in any way interfere intentionally with the relationship between any such customer, supplier, licensee, licensor or other business relation and the Company or such subsidiary.

     8.04 INDIRECT COMPETITION OR SOLICITATION. Executive agrees that, during the term of this Agreement and the period covered by Sections 8.01 or 8.03 hereof, she will not, directly or indirectly, assist or encourage any other person in carrying out, directly or indirectly, any activity that would be prohibited by the provisions of Sections 8.01 or 8.03 if such activity were carried out by Executive, either directly or indirectly; and, in particular, Executive agrees that she will not, directly or indirectly, induce any employee of the Company or of any subsidiary to carry out, directly or indirectly, any such activity.

     9. TERMINATION.

     9.01 GROUNDS FOR TERMINATION. This Agreement shall terminate prior to the expiration of the initial term set forth in Section 2 or any

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extension thereof in the event that at any time during such initial term or any extension thereof:

     (a)  Executive dies, or

     (b)  Executive becomes disabled (as defined below), or

     (c) The Board elects to terminate this Agreement for "Cause" and notifies Executive in writing of such election, or

     (d) The Board elects to terminate this Agreement without "Cause" and notifies Executive in writing of such election, or

     (e) Executive elects to terminate this Agreement (for "Good Reason") and notifies the Company in writing of such election.

     (f) Executive elects to terminate this Agreement without "Good Reason" and notifies the Company in writing of such election.

     If this Agreement is terminated pursuant to the subsections of this Section 9.01, such termination shall be effective immediately.

     9.02 DEFINITIONS.

     (a)  "Cause" shall mean:

          (i) Executive has breached the provision of sections 5, 6, 7 or 8 of this Agreement in any material respect and has failed to "cure" such breach within 30 calendar days after written notice of breach has been given by the Board to Executive, or

         (ii) Executive has engaged in material misconduct, including material failure to perform Executive's duties as an officer or employee of the Company and has failed to "cure" such default within 30 calendar days after written notice of default has been given by the Board to Executive, or

        (iii) Executive has committed fraud, misappropriation or embezzlement in connection with the Company's business, or

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         (iv)  Executive has been convicted or has pleaded nolo contendere to criminal misconduct (except for parking violations, occasional minor traffic violations, including first time conviction or plea for driving under the influence, and similar infractions), or

          (v) Executive's established use of narcotics, liquor or illicit drug has a detrimental effect on the performance of her employment responsibilities, which continues during a period of 30 calendar days' after written notice by the Board to Executive, as determined in good faith by the Board.

          (b) "Disability" shall mean the physical or mental illness or disability of the Executive as defined in the long-term disability policy of the Company, which renders her unwilling or unable to perform her duties hereunder in a material respect for a period of at least three consecutive months or for shorter periods totaling more than one hundred twenty (120) days during any 365 day period.

          (c) "Good Reason" shall mean:

          (i) the failure by the Company to comply with any material provision of this Agreement, which has not been cured within 30 calendar days after notice of such noncompliance has been given by Executive to the Company;

         (ii) the assignment of Executive without her consent to a position, responsibilities or duties of a materially lesser status and degree of responsibility than her position, responsibilities or duties on the date hereof; or

        (iii) a "Change in Control" of the Company (as defined below) shall have occurred, without Executive's consent.

     9.03 EFFECT OF TERMINATION Notwithstanding any termination of this Agreement, Executive and the Company, in consideration of her employment hereunder to the date of such termination, shall remain bound by the provisions of this Agreement which specifically relate to periods, activities or obligations upon or subsequent to the termination of Executive's employment.

     9.04 SURRENDER OF RECORDS AND PROPERTY. Upon termination of her employment with the Company, Executive shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda,

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notes, notebooks, reports, data, tables, calculations or copies thereof, which are the property of the Company or which relate in any way to the business, products, practices or techniques of the Company, and all other property, trade secrets and confidential information of the Company, including, but not limited to, all documents which in whole or in part contain any trade secrets or confidential information of the Company, which in any of these cases are in her possession or under her control.

     9.05 WAGE CONTINUATION. If Executive's employment by the Company is terminated pursuant to subsection 9.01(d) or (e), the Company shall continue to pay to Executive her base salary and shall continue to provide health insurance benefits for Executive for a period of 18 months following the employment termination date; provided, however, that in the event Executive obtains other employment prior to the expiration of such 18 month salary continuation period, the Company shall continue to pay, until the expiration of such period, only the excess, if any, of Executive's base salary over Executive's aggregate salary and bonus payable or paid under her other employment and all health insurance benefits shall cease. In addition, if Executive's employment by the Company is terminated pursuant to subsection 9.01(a), (b) or (d), Executive (or her guardian or her estate as may be applicable) shall be entitled to receive a pro rata portion (based on the number of days of employment during the fiscal year) of any bonus payment that would have been payable to her for that fiscal year if Executive had been in the employ of the Company for the full fiscal year. Except for cases covered by the preceding sentence, the payment of any bonus to Executive following termination will be determined in the sole discretion of the Board. If this Agreement is terminated pursuant to subsection 9.01(a), 9.01(b), 9.01(c) or 9.01(f), Executive's right to base salary and benefits shall immediately terminate, except as may otherwise be required by applicable law or the preceding sentence.

     9.06 CHANGE IN CONTROL TERMINATION. (a) If within 12 months after a Change in Control of the Company (as defined below) shall have occurred, (i) the Company shall terminate Executive's employment, except for "Cause" pursuant to
Section 9.01(c), or (ii) Executive shall terminate her employment for "Good Reason" pursuant to Section 9.01(e), then Company shall pay to Executive an amount in cash equal to two times Executives annual base salary in effect immediately prior to the Change in Control.

     (b) "CHANGE IN CONTROL" shall be deemed to have occurred if (i) a tender offer shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, (ii) the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 40% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, other than affiliates (within the meaning of the Securities Exchange Act of 1934 (the "Exchange Act")) of any party to such merger or consolidation, as the

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same shall have existed immediately prior to such merger or consolidation, (iii)
the Company shall sell substantially all of its assets to another corporation which is not a wholly owned subsidiary of the Company, (iv) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Exchange Act, shall acquire 40% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record) (for purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on the date hereof) pursuant to the Exchange Act, or (v) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least 50% of the directors comprising the Incumbent Board shall be, for purposes of this clause (v), considered as though such person were a member of the Incumbent Board. Notwithstanding anything in the foregoing to the contrary, no Change in Control of the Company shall be deemed to have occurred for purposes of this Agreement by virtue of any transaction which results in you, or a group of Persons which includes you, acquiring, directly or indirectly more than 40% of the combined voting power of the Company's outstanding voting securities.

     10. MISCELLANEOUS.

     10.01 GOVERNING LAW. This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of Minnesota, without regard to conflicts of laws principles thereof.

     10.02 PRIOR AGREEMENTS. This Agreement (including others specifically mentioned) contains the entire agreement of the parties relating to the employment of Executive and the other matters discussed herein and supersedes all prior promises, contracts, agreements and understandings of any kind, whether express or implied, oral or written, with respect to such subject matter (including, but not limited to, any promise, contract or understanding, whether express or implied, oral or written, by and between the Company and Executive), and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

     10.03 WITHHOLDING TAXES. The Company may take such action as it deems appropriate to insure that all applicable federal, state, city and other payroll, withholding, income or other taxes ("Taxes") arising from any compensation, benefits or any other payments made pursuant to this Agreement, or any other contract, agreement or understanding which relates, in whole or in part, to Executive's employment with the Company or any of its affiliates, and in order to comply with all applicable federal, state, city and other tax laws or regulations, are withheld or collected from Executive. In connection with the foregoing, Executive

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agrees to notify the Company promptly upon entering into any contract, agreement or understanding relating to Executive's employment with the Company (other than this Agreement) and also to notify the Company promptly of any payments or benefits paid or otherwise made available pursuant to any such agreements.

     10.04 AMENDMENTS. No amendment or modification of this Agreement shall be deemed effective unless made in writing and signed by Executive and the Company.

     10.05 NO WAIVER. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

     10.06 ASSIGNMENT. This Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other party, except that the Company may, without the consent of Executive, assign its rights and obligations under this Agreement to any corporation, firm or other business entity with or into which the Company may merge or consolidate, or to which the Company may sell or transfer all or substantially all of its assets, or of which 50% or more of the equity investment and of the voting control is owned, directly or indirectly, by, or is under common ownership with, the Company. After any such assignment by the Company, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of this Agreement including this Section 10.06.

     10.07 INJUNCTIVE RELIEF. Executive acknowledges and agrees that the services to be rendered by her hereunder are of a special, unique and extraordinary character, that it would be difficult to replace such services, that any violation of this Agreement would be highly injurious to the Company and that it would be extremely difficult to compensate the Company fully for damages for any violation of the provisions of this Agreement, including without limitation the provisions of Sections 5, 7, 8 and 9.03. Accordingly, Executive specifically agrees that the Company shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement and that such relief may be granted without the necessity of proving actual damages and without necessity of posting any bond. This provision with respect to injunctive relief shall not, however, diminish the right of the Company to claim and recover damages, or to seek and obtain any other relief available to it at law or in equity, in addition to injunctive relief.

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     10.08 SEVERABILITY. To the extent that any provision of this Agreement shall be determined to be invalid or unenforceable, the invalid or unenforceable portion of such provision shall be deleted from this Agreement, and the validity and enforceability of the remainder of such provision and of this Agreement shall be unaffected.

     10.9 INDEMNIFICATION; ADVANCE OF EXPENSES. To the fullest extent permitted by law, the Company shall indemnify Executive with respect to any actions commenced against Executive in her capacity as an officer or director or former officer of the Company, and the Company shall advance on a timely basis any costs or expenses (including legal fees) incurred in defending such actions, subject only to Executive's agreement to repay such amount if later found not entitled to be indemnified. The obligation to indemnify hereunder shall survive the termination of this Agreement. The Company acknowledges that the indemnification obligations generally available to directors, officers or employees of the Company pursuant to such entity's articles of incorporation or bylaws will be available to Executive if Executive at any time is employed by the Company in any such capacity.

     IN WITNESS WHEREOF, Executive and the Company have executed this Agreement as of the date set forth in the first paragraph.



                                       ---------------------------
                                       Barbara A.Cannon



                                       SUMMIT MEDICAL SYSTEMS, INC.


                                       By
                                         -------------------------
                                         Richard  Willemin
                                         Interim Chief Executive Officer

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

                                                                       Exhibit A



                                 PROMISSORY NOTE


$200,000                                                  Minneapolis, Minnesota
                                                                  October , 1997

     FOR VALUE RECEIVED, Barbara A. Cannon ("Maker") hereby promises to pay to the order of Summit Medical Systems, Inc., or its successors or assigns, as the case may be ("Payee"), at 10900 Red Circle Drive, Minnetonka, Minnesota 55343, or such other place as may be specified in writing by Payee, the principal sum of Two Hundred Thousand Dollars ($200,000), plus simple interest at the rate of 6.23% per annum on the unpaid principal balance. The unpaid principal amount of this promissory note and all accrued interest shall be due and payable in one lump sum on October, 2001; provided, however, that in the event Maker is employed by Payee on October, 1998 (the "Reduction Date"), the unpaid principal amount of this promissory note shall be reduced by $50,000 and all interest accrued through the Reduction Date shall be forgiven. From and after the Reduction Date, in the event Maker is employed by Payee on the last business day of each calendar month beginning after the Reduction Date, the unpaid amount of this promissory note shall be reduced by $4,166.66 and all interest accrued through such date will be forgiven, unless this promissory note shall earlier become due in accordance with its terms.

     Maker shall have the right to prepay all or any part of this promissory note at any time without penalty or premium, but any such prepayment shall be applied first to the payment of accrued interest and the balance to the payment of principal.

     This promissory note is secured by a security interest granted to Payee in the shares of Common Stock, $.01 par value per share, of the Company pledged by Maker pursuant to a Stock Pledge Agreement, dated October, 1997, between Maker and Payee.

     Maker hereby waives presentment for payment, notice of dishonor, protest and notice of protest and, in the event of default hereunder, Maker agrees to pay all costs of collection, including reasonable attorneys' fees.

     This promissory note shall be governed by the laws of the state of Minnesota.

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

     IN WITNESS WHEREOF, Maker has executed this promissory note as of the date first above written.




      --------------------------------
      Barbara A.Cannon

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